EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 157 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated March 31, 2010 which was filed as Exhibit (i) to Post-Effective Amendment No. 156.

/s/Rebecca O’Brien Rebecca O’Brien, Esq.

April 29, 2010 Boston, Massachusetts